                                                                    EXHIBIT 10.5

                        ASSIGNMENT AND ROYALTY AGREEMENT
                        --------------------------------

     This Agreement is made and entered this 12th day of Dec 1994, by and between Diamedix Corporation, a Florida corporation having its principal place of business located at 2140 North Miami Avenue, Miami, Florida 33127 (hereinafter referred to as "Diamedix") and Mario Cossi, a citizen of Italy residing at Via Stesicoro, 148-Roma Riccardo Cossi, a citizen of ITALY residing at Via Stesicoro, 148-Roma (hereinafter individually referred to as an "Inventor" and collectively as the "Inventors").

                                   WITNESSETH:
                                   -----------

     WHEREAS, the Inventors declare and represent that they are co-inventors of an innovative line of automated instrumentation for "ELISA" testing featuring one or more of the following functions: (i) bar code sample identification; (ii) predilution of sample; (iii) dispensing of sample into microwells; (iv) dispensing of the various reagents in a desired sequence; (v) washing of the microplate; (vi) automatic thermostat control capability; (vii) plate reader by spectrophotometric technique or other technique utilized to read analytical results; and (viii) print-out of results, and a specially designed software to allow the performance of one or more of the foregoing functions (hereinafter collectively referred to as the "Invention");

     WHEREAS, the Inventors have produced a prototype of one of the aforesaid instruments which is currently being tested, which instrument is described on Exhibit A attached hereto and made a part hereof and is currently designated as "EASY EIA 1 " (hereinafter referred to as "Instrument #1 ");

     WHEREAS, a second instrument currently designated as "EASY EIA 2" and described on Exhibit B attached hereto and made a part hereof (hereinafter referred to as "Instrument #2") is currently under study by the Inventors and it is expected that a prototype of such instrument will be completed within 9 months from the date of this Agreement;

     WHEREAS, Diamedix desires to acquire the entire right, title and interest in and to the Invention, including, without limitation, Instrument #1 and Instrument #2 and any other instruments and software that the Inventors may develop with respect to the Invention (collectively, the "Instruments"), and applications for patent protection of the Invention in the United States and in foreign countries throughout the world, and in and to any patents which may be obtained upon said applications or for said Invention therein contained in the United States of America and all foreign countries, and in and to any reissues or extension of any patents which may be granted for said Invention, and in and to any improvements, additions to, or modifications of said Invention which the Inventors may acquire by invention or otherwise;

     WHEREAS, in consideration of the foregoing assignment Diamedix has agreed to pay the Inventors a royalty payment as more specifically set forth in this Agreement;

     NOW THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.   Assignment.
     ----------

     Each of the Inventors does hereby sell, assign and transfer unto Diamedix, its successors and assigns, the entire exclusive right, title and interest throughout the world in and to the Invention, the Instruments, any and all technology, know-how, improvements, formulas, software, trade secrets, compositions, manuals, procedures, practices, techniques, methods and processes and other proprietary or confidential information used in or relating to the Invention, including related procedures, files and manuals and all source and object codes and documentation related thereto (collectively referred to as "Technical Information"), and in and to applications for patent protection of the Invention in the United States and in foreign countries throughout the world, and any continuations, continuations-in-part, additions, substitutions, renewals or divisions thereof, and in and to any patents which may be obtained thereon or therefor in the United States of America and in all foreign countries, and in and to any reissues or extensions of any patents which may be granted for said Invention, and in and to any improvements, additions to, or modifications of said Invention which the Inventors may acquire by invention or otherwise, the same to be held and enjoyed by Diamedix for its own use and benefit, and for the use and benefit of its successors and assigns, as fully and as entirely as the same might be held by the Inventors had this assignment, sale and. transfer not been made.

2.   Representations and Warranties.
     -------------------------------

     The Inventors hereby, jointly and severally, represent and warrant that they are the sole and absolute owners of the Invention and have the full right to convey the entire interest herein assigned, that they have not executed and will not execute any instrument inconsistent with the rights granted herein, and that to the best of their knowledge, the manufacture, use or sale of the Instruments, or any other products which embody or the manufacture or use of which employ the Invention, by Diamedix or its successors or assigns will not infringe any of the patent rights or other proprietary rights of any third party. Each of the Inventors hereby binds himself and his heirs, executors, administrators and legal representatives to execute and deliver any and all papers and instruments and to do any and all acts which may be necessary or required by Diamedix, in order to carry into full force and effect this sale, assignment and transfer and to perfect the title to said Invention, Instruments, Technical Information, improvements, patent applications, and patents in Diamedix, its successors and assigns. Each of the Inventors further represents and warrants that he hereby binds himself and his heirs, executors, administrators and legal representatives to communicate to Diamedix, its successors and assigns, at any time upon any of their request, any facts relating to said Invention, Instruments, Technical Information, improvements, patent applications, and patents and the history thereof known to him or to his heirs, executors, administrators and legal representatives. In addition, the Inventors hereby agree that if any new development or improvement relating to the Invention or Technical Information shall become known to either of the Inventors, they shall promptly disclose such new development or improvement and furnish all relevant information to Diamedix.

3.   Royalty Payments.
     ----------------

     3.1 In consideration of the sale, transfer and assignment to Diamedix hereunder, Diamedix shall pay collectively to the Inventors the following royalty:

               (i) $1,000 for each Instrument # 1 produced by Diamedix or any of its affiliates, provided, however, that the foregoing payment shall not be applicable for the first ten Instruments #1 produced; and

               (ii) $1,500 for each Instrument #2 produced by Diamedix or any of its affiliates, provided, however, that the foregoing payment shall not be applicable f9Lthe first ten instruments #2 produced.

     3.2 Royalties payable hereunder shall not be due by Diamedix, with above until 18 months after the production of the 15th Instrument #1, and with respect to Section 3.1 (ii) above, until 18 months after the production of the 11th Instrument #2. Thereafter, royalty payments shall be due and payable on a quarterly basis, within 30 days after the end of each calendar quarter, based upon the amount of Instruments #1 and #2 produced during the quarter just ended (except for the first payment which shall also include payment of accrued but unpaid royalties). Subject to the foregoing accrual period, the foregoing royalty payments shall be payable for a period of five years from the date of the production of the 11th Instrument # 1, with respect to payments under
Section 3.1 (i) above, and for a period of five years from the date of the production of the 11th Instrument #2, with respect to payments under Section 3.1
(ii) above.

     3.3 Diamedix, at its sole option, shall have the right to terminate its ongoing royalty obligations under Section 3.1 above by sending the Inventors written notice of its intention to do so and by paying the Inventors the following lump sum payment:

          a. In the event Diamedix chooses to terminate its ongoing royalty obligations between July 1, 1996 and December 31, 1996, Diamedix shall pay collectively to the Inventors a lump sum payment equal to: (i) $4,000 for each Instrument #1 produced by Diamedix or any of its affiliates beginning with the 11th Instrument #1 produced and including all Instruments #1 produced by such parties thereafter until the date of termination, and (ii) $6,000 for each Instrument #2 produced by Diamedix or any of its affiliates beginning with the 11th Instrument #2 produced and including all Instruments #2 produced by such parties thereafter until the date of termination;

          b. In the event Diamedix chooses terminate its ongoing royalty obligations on or after January 1, 1997, Diamedix shall pay collectively to the Inventors a lump sum payment equal to: (i) $3,000 for each Instrument #1 produced by Diamedix or any of its affiliates beginning with the 15th Instrument #1 produced and including all Instruments #1 produced by such parties thereafter until the date of termination, and (ii) $4,500 for each Instrument #2 produced by Diamedix or any of its affiliates beginning with the 11th Instrument #2 produced and including all Instruments #2 produced by such parties thereafter until the date of termination.

          c. Any and all amounts paid by Diamedix to the Inventors pursuant to
Section 3.1 hereof shall be credited towards the lump sum payment provided for under this Section 3.3.

     3.4 Royalty payments shall be made hereunder to AXA DIAGNOSTICI SRL, at the following address Via Varrone 45, 00040 Pomezia, Rome or such other place as the Inventors and AXA DIAGNOSTICI SRL jointly may reasonably designate, in United States dollars. Diamedix shall deduct any withholding or similar tax required to be remitted by it from payments due and payable hereunder and shall provide the Inventors with proof of payment therof upon request.

     3.5 The obligation of Diamedix to pay royalties and other amounts under
Section 3.1 or 3.3 hereof, shall terminate in the event of a breach by either of the Inventors under that certain Consulting Agreement entered into simultaneously hereto by and between each of the Inventors and Diamedix.

     3.6 Following Diamedix's final royalty payment due hereunder (whether under Section 3.1, 3.3 or 3.5 hereof), all rights granted to Diamedix herein shall continue but shall become fully paid-up.

     3.7 As additional consideration for the sale, transfer and assignment to Diamedix hereunder, Diamedix shall reimburse the Inventors for their expenses incurred to date in connection with the development of the Invention up to a maximum aggregate amount of $10,000, upon submission by the Inventors to Diamedix of proper supporting documentation.

4.   The Inventors' Obligation to Cooperate to Obtain Patents.
     --------------------------------------------------------

        Each of the Inventors hereby covenants and agrees that Diamedix, its successors and assigns, may apply for, prosecute, advance and cause the issuance or grant of the patents and claim the benefits of the International Conventions, and that if reissues of said patents or disclaimers relating thereto, or divisions, continuations, or refilings of any of said patents shall hereafter be desired by Diamedix, its successors or assigns, the Inventors will, at any time, when reasonably called upon to do so by Diamedix, its successors or assigns, sign all lawful papers, make all rightful oaths, execute and deliver all such disclaimers and all divisional, continuation and reissue applications so desired, and do all lawful acts requisite for the application for such reissues and the procuring thereof and for the filing of such disclaimers and such divisional and continuation applications, and generally do everything possible to aid Diamedix, its successors and assigns, to obtain and enforce proper patent protection for said Invention in all countries of the world, without further compensation or other renumeration but at the expense of Diamedix, its successors and assigns. The Inventors shall maintain as confidential all information relating to any application for such patent rights, including, without limitation, information relating to the existence, content, or status of any such application. Each of the Inventors hereby authorizes and requests the Commissioner of Patents and Trademarks of the United States and any official of any country foreign to the United States whose duty it is to issue any and all patents which may be granted for said Invention or improvements, to issue all such patents for said Invention and improvements to Diamedix as the assignee of the Inventors' entire right, title and interest therein.

5.   Patent Infringement.
     -------------------

     In the event that any suit, action or other proceeding shall be brought or threatened against Diamedix, its affiliates, successors or assigns involving any claim of infringement relating to the manufacture, use or sale of the Instruments as a result of or relating to the use or practice of the Invention, and as a result of such suit, action or other proceeding, Diamedix, its affiliates, successors or assigns is obligated to pay a royalty or specified damages to a third party, Diamedix' royalty payments to the Inventors hereunder shall be reduced in an equal amount. In addition, in the event that any of the Instruments sold by Diamedix, its affiliates, successors or assigns to a third party in a country wherein the making, using or selling of such Instrument is an infringement of one or more claims of one or more valid unexpired patents owned by a third party, and Diamedix, its affiliates, successors or assigns acquire a license from such third party in order to make, have made, use or sell such Instrument, Diamedix shall have the right to reduce the royalties payable to the Inventors hereunder by an amount equal to that paid under such license.

6.   Production of instrument #1 and #2.
     ----------------------------------

     The Inventors hereby represent and warrant that the first run of five Instruments #1 will be completed within 3 months from the date of this Agreement. The Inventors further represent that the prototype for Instrument #2 will be completed within 9 months from the date of this Agreement and the first run of five Instruments #2 will be completed with 12 months from the date of this Agreement. In the event the foregoing time table is not met, Diamedix will have the right to terminate this Agreement without any obligation or liability whatsoever.

7.   Definition.
     ----------

     For the purpose of this Agreement, "affiliate" of a party shall mean any corporation or business entity controlling, controlled by or under common control with such party. "Control" shall mean the direct or indirect ownership of at least fifty percent (50%) of the outstanding voting or equity interest in such corporation or other business entity.

8.   Governing Law and Interpretation.
     --------------------------------

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida, U.S.A. both substantive and remedial. In the event that this Agreement is translated into a language other than English, the English version of this Agreement shall control its interpretation. The parties agree that a court of competent jurisdiction located in Dade County, Florida, U.S.A. shall be the sole and exclusive venue for resolution of any disputes or disagreements among the parties relating to this Agreement or the transactions contemplated hereby or otherwise arising hereunder or with respect to any breach of the terms and provisions hereof.

9.   Captions.
     --------

     The captions of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

10.  Entire Agreement.
     ----------------

     This Agreement represents the entire understanding as of the effective date hereof between the parties with respect to the subject matter hereof, and supersedes all prior agreements, negotiations, understandings, representations, statements and writings between the parties relating thereto. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by each of the parties hereto.

11.  Counterparts.
     ------------

     This Agreement may be executed in one or more counterparts, each of which shall be considered to be an original.

12.  Severability.
     ------------

     If any provision of this Agreement or portion thereof, or the application thereof to any person or circumstances or in any country, shall be held to any extent invalid or unenforceable, the remainder of this Agreement (or of such provision) and the application thereof to other persons or circumstances or in other countries shall not be affected thereby.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

DIAMEDIX CORPORATION                                    INVENTORS:


By: /s/ Giorgio D'Urso                                  By: /s/ Mario Cossi
    ------------------                                      --------------------
        Giorgio D'Urso                                          Mario Cossi


                                                        By: /s/ Riccardo Cossi
                                                            --------------------
                                                                Riccardo Cossi

STATE OF        )
                :ss.
COUNTY OF       )

     On this       day of          , 1994, before me personally came Mario Cossi
            ------        --------
and Riccardo Cossi, to me known and known to me to be the individuals named in and who executed the foregoing instrument, and they each duly acknowledged to me that they executed the same.


(Seal) WITNESS: /s/ Giovanni Furino                  WITNESS: /s/Elisa Accone
                -------------------                           ------------------
                    Giovanni Furino                              Elisa Accone

                                   EXHIBIT A
                                   ---------

Instrument # 1 "EASY EIA 1" with the following minimum characteristics:
                ----------

     a)   Bar code sample identification

     b)   Capability to run 4 microplates simultaneously

     c)   Predilution of the sample by means of a single probe

     d)   Ability to dispense sample in microplate

     e)   Ability to dispense reagents

     f)   Ability to wash 8 wells simultaneously

     g) Ability to bring the 4 microplates to working temperature independently one from the other

     h) Built-in computer to run the instrument and option for built-in keyboard

     i)   Software featuring.

          i.   Random access

          ii. Ability to perform from one (1) to twelve (12) different analytes simultaneously on the same microplate

          iii Ability to perform from one (1) to twelve (12) different analytes simultaneously on four (4) microplates

          iv.  Interface with computer and reader to produce patient profiles

          v. Interface of instrument with two most widely used main frame computers in the laboratory

          vi.  Control system to check the instrument's main functions

          vii. Ability to provide historical data base

          viii. Localizable software

                                   EXHIBIT -
                                   ---------

Instrument #2 "EASY EIA 2" with the following minimum characteristics:
               ----------

     a)   Bar code sample identification

     b)   Capability to run 6 or more microplates simultaneously

     c}   Predilution of the sample

     d) Ability to dispense sample by means of a needle with the option of disposable tips to avoid sample to sample carryover

     e)   Ability to dispense reagents

     f)   Ability to wash the microplate by means of an eight-tip manifold

     g)   Independent thermostat for each of the six microplates

     h) Automatic mechanism to move plates to the reader incorporated in the instrument

     i)   Automatic printout of results

     j)   Built-in computer to operate the instrument

     k)   Software featuring:

          i.   Random access

          ii. Ability to perform from one (1) to twelve (12) different analytes simultaneously on the same microplate;

          iii. Ability to perform from one (1) to twelve (12) different analytes simultaneously on the six (6) microplates;

          iv.  Interface between computer and reader to produce patient profiles

          v. Interface between computer, reader and two of the most widely used main frame computers in the laboratory.

          vi   Control system to check the instrument's main functions

          vii. Ability to provide historical data base

          viii. Localizable software.

                  AMENDMENT TO ASSIGNMENT AND ROYALTY AGREEMENT

     This Amendment to Assignment and Royalty Agreement (the "Amendment"), dated as of the lst day of February, 1997 by and between Diamedix Corporation, a Florida corporation having its principal place of business located at 2140 North Miami Avenue, Miami, Florida 33127 (hereinafter referred to as "Diamedix") and Maria Cossi, a citizen of Italy residing at Via Stesicoro, 148-Roma and Riccardo Cossi, a citizen of Italy residing at Via Stesicoro, 148-Roma (hereinafter individually referred to as an "Inventor" and collectively as the "Inventors")

                                  WITNESSETH:
                                  -----------

     WHEREAS, Diamedix and the inventors entered into that certain Assignment and Royalty Agreement, dated December 12, 1994, whereby, among other things, the inventors assigned to Diamedix their entire exclusive right, title and interest throughout the world in and to certain Inventions, Instruments, Technical Information, patents and patent applications (the "Assignment and Royalty Agreement");

     WHEREAS, Dimedix and the Inventors desire to amend the Assignment and Royalty Agreement in accordance with the terms and conditions of this Amendment;

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    AGREEMENT
                                    ---------

     1. Unless otherwise specifically defined herein, capitalized terms used in this Amendment shall have the Meanings ascribed to them in the Assignment and Royalty Agreement.

     2. The Inventors have developed two versions of Instrument #1, one which had previously been designated as EASY EIA 1 and is currently called MAGO A, which instrument is described on Exhibit A to the Assignment and Royalty Agreement (herein referred to MAGO A) and the other which is currently called MAGO PLUS and is described on Exhibit A2 attached to this Amendment and made a part hereof by this reference (herein referred to MAGO PLUS). Accordingly, the parties agree that the definition of Instrument #1 in the Assignment and Royalty Agreement is hereby expanded to include not only the MAGO A version but also the MAGO PLUS version, that the attached Exhibit A2 is hereby made a part of the Assignment and Royalty Agreement as an additional description of Instrument #1, and that all references In the Assignment and Royalty Agreement to Instrument # 1 shall include both versions unless otherwise indicated herein.

     3. The characteristics of Instrument #2 which had previously been designated as EASY EIA 2 and is currently called MAGO B have been modified somewhat since the date of the Assignment and Royalty Agreement and therefore the parties agree that the Exhibit B which is attached to the Assignment and Royalty Agreement be deleted in its entirety and replaced with the preliminary description of MAGO B set forth on Exhibit B attached to this Amendment and made a pact hereof by this reference. Hereinafter, any reference to the MAGO B or the Instrument #2 In this Amendment or the Assignment and Royalty Agreement shall have the same meaning.

     4. The Inventors hereby affirm the representation and warranties trade under Section 2 of the Assignment and Royalty Agreement. In addition to such representations and warranties, the Inventors further represent that the prototype of MAGO PLUS has been developed and is ready for production, and that the final MAGO B Instrument Specifications will be completed by August 31, 1997.

     5. Section 3.1 (1) of the Assignment and Royalty Agreement is hereby amended to read as follows:

     "(i) $1,000 for each Instrument #1 produced by Diamedix or any of its affiliates, provided, however, that the foregoing payment shall not be applicable for the first fourteen Instruments # 1 produced; and"

     6. Section 3.2 of the Assignment and Roya1ty Agreement is hereby amended such, that the royalty payments required with respect to Section 3.1 (1) will not be due until 18 months after production of the 15th MAGO A Instrument and the royalty payments required for the MAGO A and the MAGO PLUS Instruments under
Section 3.1 (i) shall cease to be due and payable five years after the production of the 15th MAGO A Instrument. Accordingly, the words "the 11th Instrument #1" on line 2 and 9 of Section 3.2 are hereby changed to "the 15th MAGO A Instrument #1. In addition, in respect to Section 3.1 (ii), royalty payments will not be due until 18 months after production of the 15th. MAGO B Instrument and the royalty payments required for the MAGO B Instrument under
Section 3.1 (ii) shall cease to be due and payable five years after the production of the 15th MAGO B Instrument. Accordingly, the words "the 11th Instrument #2" on lines 3,4 and 10 of Section 3.2 are hereby changed to "the 15th MAGO B."

     7. Section 3.3 of the Assignment and Royalty Agreement is hereby amended by changing the words "11th Instrument #1" on the fourth line of subsection a and b to "the 15th Instrument #1". Section 3.3 (b) is hereby further expanded by adding the following language at the end of Section 3.3 (b): ", provided, however, that such lump sum payment for 3.3 (b) (ii) shall not be allowed until 18 months or more after the first MAGO B is produced, but not until at least 60 MAGO B Instruments arc produced."

     8. The parties hereby acknowledge that the plans and discussions for the development of the MAGO PLUS Instrument caused modifications and delay in the development of MAGO B and accordingly the production timetable for Instrument #2 was not met. Diamedix hereby waives it right under Section 6 of the Assignment and Royalty Agreement to terminate the Assignment and Royalty Agreement for failure to meet the original time frame with respect to the production of a MAGO B prototype. However, Diamedix reserves its rights to terminate the Assignment and Royalty Agreement without any further obligation or liability whatsoever if the revised time frame which is so forth in Section 4 above is not met.

     9. This Amendment shall be governed by and shall be construed, interpreted and enforced in accordance with the laws of the State of Florida.

     10. Except as expressly provided herein all provisions of the Assignment and Royalty Agreement shall remain in full force and effect. This Amendment together with the Assignment and Royalty Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and cannot be amended, supplemented or modified except by an instrument in writing aligned by the parties hereto.

     11. This Amendment way be executed in any number of counterparts, each of which will be downed to be an original, and all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, this Amendment has been executed by the parties to be effective as of the day and year first written above.

DIAMEDIX CORPORATION                                    INVENTORS:


By: /s/ Giorgio D'Urso                                  By: /s/ Mario Cossi
    ------------------                                      --------------------
        Giorgio D'Urso                                          Mario Cossi
        President


                                                        By: /s/ Riccardo Cossi
                                                            --------------------
                                                                Riccardo Cossi

                                   Exhibit A2

                      MAGO PLUS INSTRUMENT SPECIFICATIONS

1.   Bar code sample identification

2.   Capability to run 4 microplates simultaneously

3.   Predilution of the sample by means of a single probe

4.   Ability to dispense sample in microplates

5.   Ability to dispense reagents

6.   Ability to wash 8 wells simultaneously

7. Ability to bring the 4 microplates to working temperature independently one from the other

8.   Built-in computer to run the instrument

9.   Built-in reader

10.  Automated mechanism to move microplates to the reader

11.  Software featuring

     .    Random access

     . Ability to perform from one (1) to twelve (12) different analytes simultaneously on the same microplate

     . Ability to perform from one (1) to twelve (12) different analytes simultaneously on four (4) microp1ates

     .    Interface with computer and reader to produce patient profiles

     . Interface of instrutment with two most widely used main frame computors in the Laboratory

     .    Control system to check the instrument's main functions

     .    Ability to provide historical data base

     .    Possibility for different languages

                                    Exhibit B

                  PRELIMINARY MAGO B INSTRUMENT SPECIFICATIONS

1. Floor model with controllable wheels - self sufficient, other furnishings not required.

2. No exterior components, containers or connections, with the exception of the power supply.

3. Able to work in continuous flow and simultaneously accept new samples as well its the reagents requited to run them, compatibly with the instrument's maximum output. Safety measures must allow the operator to change or add reagents, etc. while the instrument is in operation.

4. Must have a fixed bar code-reader for sample identification and the ability to count the samples and establish reagent volumes required to complete the run.

5.   Minimum requirements should include:

     .    Microplate reader

     . Probe with disposable tips, automatic management of tip replacement and supply and at least one non polluting liquid sensor.

     .    Self cleaning probe with level sensor

     .    Microplate washing system

     .    System to coordinate automatic rearrangement of reagents as needed

     . Appropriate sensors to assure correct functioning of each instrument part

     . Safety system to avoid serious damage to the instrument in case of malfunction.

6. MAGO B must be capable of handling 400 samples, 400 predilution cups, t6 microplates 1000 tips and enough reagents to complete the run. It must accommodate 3 different wash solutions for a total of about 10 liters, at least 4 liters of distilled water and containers must hold at least 16 liters of liquid waste.

7. Electronic control panel and power supply will be lodged within the Instrument. Interface with the operator will occur through a built in computer, the keyboard, the monitor and the mouse will be placed on work shelves that are integral parts of the instrument.

8.   MAGO B will perform the following functions automatically:

     . Accept new samples and components (tips, plates, reagents, predilution cups) during the course of a run.

     . Dilute samples in the appropriate dilution cups by means of a probe with disposable tips.

     .    Wash the probe and replace tips as needed.

     . Transfer diluted and undiluted samples to microplates by means of a probe with disposable tips.

     .    Add reagents in the single wells of the plate

     .    Incubate plates at selected temperatures

     .    Wash and dry single strips of the plate

     .    Read the plate

     .    Save samples for future tests.

Note: Design will be based security and ergonomics of the user as well as on the appearance of the instrument. Particular attention must be given to making the assembly and maintenance as simple as possible.

              SECOND AMENDMENT TO ASSIGNMENT AND ROYALTY AGREEMENT

     This Second Amendment to Assignment and Royalty Agreement (the "Second Amendment") is made and entered into as of the 1st day of September, 1999 by and between Diamedix Corporation, a Florida corporation having its principal place of business located a 2140 North Miami Avenue, Miami, Florida 33127 (hereinafter referred to as "Diamedix") and Mario Cossi, a citizen of Italy residing at Via Stesicoro, 148-Roma and Riccardo Cossi, a citizen of Italy residing at Via Stesicoro, 148-Roma (hereinafter individually referred to as an "Inventor" and collectively as the "Inventors")

                                   W1TNESSETH:
                                   -----------

     WHEREAS, Diamedix and the Inventors entered into that certain Assignment and Royalty Agreement, dated December 12, 1994, whereby, among other things, the Inventors assigned to Diamedix their entire exclusive right, title and interest throughout the world in and to certain Inventions, Instruments, Technical Information, patents and patent applications (the "Assignment and Royalty Agreement");

     WHEREAS, Diamedix and the Inventors entered into an Amendment to Assignment and Royalty Agreement dated February 1, 1997, whereby, among other things, to redefine certain terms and revise certain provisions (the "Amendment to Assignment and Royalty Agreement");

     WHEREAS, the Assignment and Royalty Agreement and the Amendment to Assignment and Royalty Agreement are hereinafter collectively referred to as the "Assignment and Royalty Agreement"; and

     WHEREAS, Diamedix and the Inventors desire to amend the Assignment and Royalty Agreement in accordance with the terms and conditions of this Second Amendment;

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which and hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. Unless otherwise specifically defined herein, capitalized terms used in this Second Amendment shall have the meanings ascribed to them in the Assignment and Royalty Agreement.

     2. The foregoing recitals are true and correct and are incorporated herein by reference.

     3. Pursuant to Section 3.2 of the Assignment and Royalty Agreement, the various royalty payments from Diamedix to the Inventors cease to be due and payable five years (a) after the production of the 15th MAGO Instrument #1 and
(b) after the production of the 15th MAGO B Instrument. The actual date of production of the 15th MAGO Instrument #1 is January 25, 1996. The MAGO B Instrument was never produced. ( collectively "Original Expiration of Royalty Payments").

          Simultaneous to the execution of this Second Amendment, Riccardo Cossi has executed a Termination of Consulting Agreement with Diamedix and Mario Cossi has entered into a Consultant Agreement II with IVAX Diagnostics, Inc., the parent company of Diamedix.

          In consideration of Riccardo Cossi executing the Termination of Consulting Agreement and Mario Cossi entering into the Consultant Agreement II, Diamedix hereby agrees to extend the royalty payments under Section 3.2 of the Assignment and Royalty Agreement until August 31, 2002 ("Extension of Royalty Payments").

     4. In the event the Consultant Agreement II is terminated by either party prior to the time for the Original Expiration of Royalty Payments, then the expiration of the royalty payment shall revert back to the Original Expiration of the Royalty Payments and this Second Amendment shall become null and void and no longer in effect and the terms and conditions for royalty payments shall be govern by the Assignment and Royalty Agreement.

     5. Furthermore, if the Consultant Agreement II is terminated prior to the expiration of the Extension of Royalty Payments, then the Assignment and Royalty Agreement will terminate simultaneous therewith and there shall be no additional royalty payments due except for those payments that accrued through the day of termination.

     6. This Amendment shall be governed by and shall be construed, interpreted and enforced in accordance with the laws of the State of Florida.

     7. Except as expressly provided herein, all provisions of the Assignment and Royalty Agreement shall remain in full force and effect. This Second Amendment together with the Assignment and Royalty Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and cannot be amended, supplemented or modified except by an instrument in writing signed by the parties hereto.

     8. This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together shall be deemed to be one and the same instrument,

     IN WITNESS WHEREOF, this Second Amendment has been executed by the parties to be effective as of the day and year first written above.

DIAMEDIX CORPORATION                                    INVENTORS:


By: /s/ Giorgio D'Urso                                  By: /s/ Mario Cossi
    ------------------                                      --------------------
        Giorgio D'Urso                                          Mario Cossi
        President


August 20/99                                            By: /s/ Riccardo Cossi
                                                            --------------------
                                                                Riccardo Cossi

               THIRD AMENDMENT TO ASSIGNMENT AND ROYALTY AGREEMENT

     This Third Amendment to Assignment and Royalty Agreement (the "Amendment"), dated as of the 15th day of February, 2001 by and between Diamedix Corporation, a Florida corporation having its principal place of business located at 2140 North Miami Avenue, Miami, Florida 33127 (hereinafter referred to as "Diamedix") and Mario Cossi, a citizen of Italy residing at Via Stesicoro, 168-Roma and Riccardo Cossi, a citizen of Italy residing at Via Stesicoro, 168-Roma (hereinafter individually referred to as an "Inventor" and collectively as the "Inventors").

                                   WITNESSTH:
                                   ----------

     WHEREAS, Diamedix and the Inventors entered into that certain Assignment and Royalty Agreement, dated December 12, 1994, whereby, among other things, the Inventors assigned to Diamedix their entire exclusive right, title and interest throughout the world in and to certain Inventions, Instruments, Technical Information, patents and patent applications (the "Assignment and Royalty Agreement");

     WHEREAS, Diamedix and the Inventors entered into an Amendment to the Royalty Agreement dated February l, 1997, whereby, among other things, it was agreed to redefine certain terms and revise certain provisions (the "Amendment to Assignment and Royalty Agreement");

     WHEREAS, Diamedix and the Inventors entered into a Second Amendment to the "Assignment and Royalty Agreement" dated September 1, 1999, whereby, among other things, it was agreed to redefine certain terms and revise certain provisions of the "Amendment to Assignment and Royalty Agreement and the "Assignment and Royalty Agreement".

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

                                    AGREEMENT
                                    ---------

     1. Pursuant to Section 3.2 of the Assignment and Royalty Agreement, and
Section 3. of the Second Amendment to Assignment and Royalty Agreement, the royalty payments from Diamedix to the Inventors cease to be due and payable as of August 31, 2002 ("Extension of Royalty Payments"). The parties hereby agree that to date, the Inventors have been paid such royalties through the calendar quarter ended September 30, 2000, which was inclusive through Instrument #1 serial number 624. Furthermore, the parties hereby agree that future royalty payments will be made during the third quarter following the quarter for which royalties are being calculated. As an example, the royalties for the quarter ending December 31, 2000 will be payable during the calendar quarter ending September 30, 2001. Any such royalty payments will be adjusted to include the effect of any credits or returns relating to the sale of any previous Instrument #1 for which royalty payments have been made.

     2. This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, this Amendment has been executed by the parties to be effective as of the day and year first written above.

DIAMEDIX CORPORATION                                    INVENTORS:


By: /s/ Giorgio D'Urso                                  By: /s/ Mario Cossi
    ------------------                                      --------------------
        Giorgio D'Urso                                          Mario Cossi
        President


                                                        By: /s/ Riccardo Cossi
                                                            --------------------
                                                                Riccardo Cossi